Exhibit 4.64
CREDIT FACILITY SECURITY AMENDMENT
(Accounts Receivable Amendments)
THIS AGREEMENT MADE as of December 11, 2007.
AMONG:
Telvent Canada Ltd., a Corporation, incorporated under the Laws of Canada, and having an office in the City of Calgary in the Province of Alberta (herein referred to as the “Borrower”)
OF THE FIRST PART
- and -
Telvent USA, Inc., a Corporation, incorporated under the Laws of Texas, and having an office in the City of Houston in the State of Texas (herein referred to as the “Telvent USA”)
OF THE SECOND PART
- and -
ABN AMRO Bank N.V., (formerly known as LaSalle Commercial Lending, a division of ABN AMRO Bank N.V.) an authorized foreign bank, under the Bank Act (Canada), and having an office in the City of Toronto in the Province of Ontario (herein referred to as the “Bank”)
OF THE THIRD PART
WHEREAS the Borrower and the Bank entered into a credit agreement dated May 2, 2003, as amended from time to time, up to the Effective Date, as hereinafter defined (the “Original Credit Agreement”);
AND WHEREAS to secure amounts from time to time owing to the Bank under the Original Credit Agreement, the Borrower entered into a General Security Agreement with the Bank dated May 2, 2003, as amended from time to time, up to the Effective Date, as hereinafter defined (the “Original GSA”);
AND WHEREAS to secure amounts from time to time owing to the Bank under the Original Credit Agreement, Telvent USA granted a Guaranty in favor of the Bank and entered into a Security Agreement with the Bank to secure the obligations thereunder (the “U.S. Security Agreement”);

AND WHEREAS the Borrower and the Bank wish to make certain amendments in respect of the Original Credit Agreement, the Original GSA and the U.S. Security Agreement in order to facilitate the Borrower entering into the Master Accounts Receivable Purchase Agreement.
NOW THEREFORE, in consideration of the terms, covenants, conditions and provisions hereof, given or made by each party hereto, to or in favor of all or any of the other parties hereto, and other good and valuable consideration (receipt and sufficiency whereof is hereby acknowledged by each party receiving the same) the parties hereto mutually covenant and agree as follows.
ARTICLE 1
INTERPRETATION
1.1          Definitions
In this Amending Agreement unless otherwise defined herein, or unless the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Original Credit Agreement. In this Agreement, unless something in the subject matter or context is inconsistent therewith:
“Effective Date” means the date set forth in Section 5.1 hereof.
1.2          Effective Date of Amendments Made Hereby
All of the amendments, replacements and changes to the Original Credit Agreement, the Original GSA and the U.S. Security Agreement made by this Amending Agreement shall be effective as of 8:00 am, local time in Calgary, Alberta, on the Effective Date (as defined in Section 5.1 hereof).
ARTICLE 2
AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT
2.1          Addition of the Definition of “ABN Account Debtors”
The Borrower and the Bank hereby agree to amend the Original Credit Agreement as follows:
2.1.1	ABN Account Debtors — A new definition of “ABN Account Debtors” is hereby added in the appropriate alphabetical order in Section 1.1 of the Original Credit Agreement:
“ABN Account Debtors” means the Persons whose Accounts or Debts have from time to time been assigned to the Bank by either the Borrower or Telvent USA pursuant to the Master Accounts Receivable Purchase Agreement, which initially shall include those Account Debtors listed in Schedule I hereto.”

2.1.2	Master Accounts Receivable Purchase Agreement — A new definition of “Master Accounts Receivable Purchase Agreement” is hereby added in the appropriate alphabetical order in Section 1.1 of the Original Credit Agreement:
“Master Accounts Receivable Purchase Agreement” means that master accounts receivable purchase agreement entered into among the Bank, the Borrower, Telvent USA Inc. and Miner and Miner, Consulting Engineers, Incorporated., dated as of December 7, 2007.
2.1.3	Receivables — The definition of “Receivables” in the Original Credit Agreement is hereby amended by adding to the end thereof:
“, but for greater certainty shall exclude any and all Accounts and Debts in respect of the ABN Account Debtors”.
ARTICLE 3
AMENDMENTS TO THE SECURITY AND RELEASES
3.1          Amendment to the GSA
The Borrower and the Bank hereby agree to amend the Original GSA as follows:
3.1.1	ABN Account Debtors — A new definition of “ABN Account Debtors” is hereby added in the appropriate alphabetical order in Section 1.1 of the Original GSA:
“ABN Account Debtors” means the Persons whose Accounts or Debts have from time to time been assigned by the Grantee to the Grantor pursuant to the Master Accounts Receivable Purchase Agreement.”
3.1.2	Master Accounts Receivable Purchase Agreement — A new definition of “Master Accounts Receivable Purchase Agreement” is hereby added in the appropriate alphabetical order in Section 1.1 of the Original GSA:
“Master Accounts Receivable Purchase Agreement” means that master accounts receivable purchase agreement entered into among the Grantee, the Grantor, Telvent USA Inc. and Miner and Miner, Consulting Engineers, Incorporated., dated as of December 7, 2007.
3.1.3	Collateral — The Borrower and the Bank hereby amend subsection 2.1.1 of the Original GSA to read as follows:
“2.1.1 any and all Debts and Accounts, other than those relating to the ABN Account Debtors;”.

3.2          Release of Accounts and Debts of ABN Account Debtors
The Bank hereby releases any Lien it has or may have in and to the following property of the Borrower arising out of the Original GSA:
3.2.1	any and all Accounts, Debts, receivables or other indebtedness or liabilities (including the right to receive payment of interest or finance charges), now or hereafter owing, to the Borrower by the ABN Account Debtors;

3.2.2	all related rights and remedies under or in connection with any contract or purchase order with respect thereto, including bills of lading, bills of exchange and promissory notes and accessions, (ii) all guaranties, suretyships, letters of credit, security, liens and other arrangements supporting payment thereof (iii) all sales records (including electronic records) with respect thereto, (iv) all related insurance, and (v) all proceeds of the foregoing;

3.2.3	all collections in respect of the foregoing, including all payments made thereon, all insurance proceeds and any other payments, receipts or recoveries (including any casualty insurance proceeds) by and on behalf of, any ABN Account Debtor or otherwise with respect to the foregoing;

3.2.4	all proceeds (as defined in the PPSA) with respect to the foregoing; and

3.2.5	any blocked or restricted account established by the Borrower for the benefit of the Bank with respect to any of the foregoing.
3.3          Amendment to the U.S. Security Agreement
Telvent USA and the Bank hereby agree to amend the U.S. Security Agreement as follows:
3.3.1	ABN Account Debtors — A new definition of “ABN Account Debtors” is hereby added in the appropriate alphabetical order in Section 1 of the U.S. Security Agreement:
“ABN Account Debtors” means the Persons whose Accounts have from time to time been assigned by the Secured Party to the Debtor pursuant to the Master Accounts Receivable Purchase Agreement.”
3.3.2	Master Accounts Receivable Purchase Agreement — A new definition of “Master Accounts Receivable Purchase Agreement” is hereby added in the appropriate alphabetical order in Section 1 of the U.S. Security Agreement:
“Master Accounts Receivable Purchase Agreement” means that master accounts receivable purchase agreement entered into among the Secured Party to the Debtor, Telvent Canada Ltd. and Miner and Miner, Consulting Engineers, Incorporated., dated as of December 7, 2007.

3.3.3	Collateral — Telvent USA and the Bank hereby agree to amend the first sentence of the second paragraph of subsection 2(a) of the U.S. Security Agreement to read as follows:
“ACCOUNTS: All Accounts of the Guarantor, other than those relating to the ABN Account Debtors;”.
and the balance of the paragraph shall remain unchanged.
3.4          Release of Accounts of ABN Account Debtors
The Bank hereby releases any Lien it has or may have in and to the following property of Telvent USA arising out of the U.S. Security Agreement:
3.4.1	any and all Accounts, receivables or other indebtedness or liabilities (including the right to receive payment of interest or finance charges), now or hereafter owing, to Telvent USA by the ABN Account Debtors;

3.4.2	all related rights and remedies under or in connection with any contract or purchase order with respect thereto, including bills of lading, bills of exchange and promissory notes and accessions, (ii) all guaranties, suretyships, letters of credit, security, liens and other arrangements supporting payment thereof (iii) all sales records (including electronic records) with respect thereto, (iv) all related insurance, and (v) all proceeds of the foregoing;

3.4.3	all collections in respect of the foregoing, including all payments made thereon, all insurance proceeds and any other payments, receipts or recoveries (including any casualty insurance proceeds) by and on behalf of, any ABN Account Debtor or otherwise with respect to the foregoing;

3.4.4	all proceeds of, and all instruments and payment intangibles (as defined in Article 9 of the Uniform Commercial Code) with respect to the foregoing; and

3.4.5	any blocked or restricted account established by Telvent USA for the benefit of the Bank with respect to any of the foregoing.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
4.1          Representations and Warranties of each of the Borrower and Telvent USA
To induce the Bank to enter into this Amending Agreement, the Borrower and Telvent USA, each on its own behalf hereby certifies, represents and warrants to the Bank that:
4.1.1	Authorization. It is duly authorized to execute and deliver this Amending Agreement, and to perform its obligations hereunder.

4.1.2	No Conflicts. The execution, delivery and performance by it of this Amending Agreement, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) its charter, articles of incorporation, by-laws or other organizational documents or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon it or any of its properties.
4.2          Representations of the Borrower
To induce the Bank to enter into this Amending Agreement, the Borrower hereby certifies, represents and warrants to the Bank that:
4.2.1	Validity and Binding Effect. The Original Credit Agreement and the Original GSA, as amended by this Amending Agreement and each of the other Documents to which it is a party, continue to be a legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

4.2.2	No Event of Default. As of the date hereof no Event of Default has occurred or is continuing.
4.3          Representations of Telvent USA
To induce the Bank to enter into this Amending Agreement, Telvent USA hereby certifies, represents and warrants to the Bank that:
4.3.1	Validity and Binding Effect. The U.S. Security Agreement, as amended by this Amending Agreement and each of the other Documents to which it is a party, continue to be a legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

4.3.2	No Event of Default. As of the date hereof no Event of Default has occurred or is continuing.
ARTICLE 5
CREDIT AGREEMENT IN FULL FORCE
5.1          Effective Date of Amendments
This Amending Agreement shall not be effective until satisfaction of the following conditions precedent, each to the satisfaction of the Bank (the date on which such conditions precedent are so met, hereinafter referred to in this Section 5.1 as the “Effective Date”):

5.1.1	The Borrower and Telvent USA shall each have duly authorized, executed and delivered to the Bank this Amending Agreement and the Bank shall have duly executed this Amending Agreement;

5.1.2	The Borrower and Telvent USA shall each have duly authorized, executed and delivered to the Bank the Master Accounts Receivable Purchase Agreement and the Bank shall have duly executed the Master Accounts Receivable Purchase Agreement;

5.1.3	Each of the Guarantors shall have acknowledged and agreed to the terms hereof by executing and delivering the Acknowledgement attached as Appendix A hereto.
5.2          Incorporation of Provisions of Amending Agreement
Subject to the terms and conditions contained in this Amending Agreement, the Original Credit Agreement, the Original GSA, the U.S. Security Agreement and each of the other Documents is hereby amended to the extent necessary to give effect to the provisions of this Amending Agreement and to incorporate the provisions of this Amending Agreement into the Original Credit Agreement, the Original GSA, the U.S. Security Agreement and the other Documents.
5.3          Agreements Otherwise Unamended
Except as specifically herein provided, each of the Credit Agreement, the Original GSA, the U.S. Security Agreement remains unamended and in full force and effect as at the date hereof.
5.4          Amendment Pursuant To Credit Agreement
This Agreement constitutes an amendment within the meaning of Section 18.10 of the Credit Agreement.
ARTICLE 6
MISCELLANEOUS
6.1          Governing Law
This Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada therein applicable to contracts made in and to be wholly performed in such Province, without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Borrower may be found.
6.2          Consent To Jurisdiction
6.2.1	The Borrower hereby irrevocably submits to the jurisdiction of any Alberta court sitting in Calgary in any action or proceeding arising out of or relating to this Agreement, the Original Credit Agreement, the Original GSA and the Security Documents and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Alberta court. The Borrower hereby consents to service upon it at its address set out in Section 18.2 of the Credit Agreement of copies of the statement of claim and any process issued in respect of any such action or proceeding. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

6.2.2	Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.
6.3          Benefit Of The Agreement
This Agreement shall enure to the benefit of and be binding upon the Borrower, Telvent USA and the Bank, and their respective successors and permitted assigns.
6.4          Severability
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.5          Amendments And Waivers
Except as otherwise specifically provided herein, any provision of this Agreement may be amended only by the Borrower, Telvent USA and the Bank in writing and may be waived only if the Bank so agrees in writing. Any such waiver and any consent by the Bank under any provision of this Agreement may be given subject to any conditions thought fit by the Bank. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.
6.6          Binding Effect
This Agreement shall become effective when it shall have been executed by the Borrower, Telvent USA and the Bank and thereafter shall be binding upon and enure to the benefit of the Borrower, Telvent USA and the Bank and their respective successors and assigns. Neither the Borrower nor Telvent USA shall assign its rights and obligations hereunder or any interest herein without the prior consent of all the Bank.
6.7          Time Of The Essence
Time shall be of the essence of this Agreement.
6.8          Counterparts
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written.

Telvent Canada Ltd.

Per:		Per:

	Name:		Name:

	Title:		Title:

Telvent USA, Inc.

Per:		Per:

	Name:		Name:

	Title:		Title:

ABN AMRO Bank NV.

Per:		Per:

	Name:		Name:

	Title:		Title: